UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

LIFEAPPS DIGITAL MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Polo Plaza, 3790 Via De La Valle, #116E, Del Mar, CA 92014

(Address of principal executive offices, including zip code)

(858) 577-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered sale of Equity Securities.

Reference is made to the disclosure set forth under Item 5.02 below, which disclosures are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2015, the Company’s Board of Directors (the “Board”) voted to increase the size of the Board to four members and voted to appoint Mr. Lawrence Patrick Roan as a member of the Board of Directors to fill the vacancy created by the increase in Board size, effective as of that date.

Mr. Roan is a National Account Manager for Ultra Flex Packaging Corporation in that company’s Southwest region. He has over twenty years of sales and marketing experience in the commercial printing and consumer packaging business. Mr. Roan was previously with Exopack, LLC, as a National Account Manager for Exopack’s consumer plastics business. In that position, Mr. Roan managed high volume national accounts as well as key developmental market accounts, and was responsible for transitioning customers with multiple manufacturing sites throughout the U.S. Mr. Roan, age 55, graduated from University of Iowa.

There is no family relationship between Mr. Roan and any of the Company’s other directors or officers.

Between August 6, 2014 and September 10, 2015, Mr. Roan loaned the Company a total of $55,000 (the “Loan Amount”) for working capital purposes. On September 15, 2015, the Board resolved that Mr. Roan be granted the right to convert the Loan Amount into 84,615,385 shares (the “Conversion Shares”) of the Company’s common stock in accordance with the provisions of the Debt Conversion Agreement attached hereto as Exhibit 10.1. The conversion price used to calculate the number of Conversion Shares was set at $0.00065 based on the following formula: the conversion price will be equal to the lesser of $0.068 or 60% of the lowest trade price in the 25 trading days prior to the conversion. Because the Conversion Shares are not deliverable by DWAC, an additional 10% discount applies to the calculation. Following issuance of the Conversion Shares, Mr. Roan will own 28.3% of the 298,772,885 then to be outstanding shares of the Company’s common stock.

Between September and December 2014, Mr. Roan provided marketing and sales consulting services to the Company. The Company currently owes Mr. Roan $18,000 for these services.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

The following exhibit is filed as a part of this report:

Exhibit No.	Description

10.1	Debt Conversion Agreement by and between the Registrant and Lawrence P. Roan dated September 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Digital Media Inc.

Date: September 15, 2015	By:	/s/ Robert Gayman
	Name:	Robert Gayman
	Title:	Chief Executive Officer